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                                                           EXHIBIT 10.11




                     [Letterhead of NIKKO TECNO CO., INC.]

                                     TELEFAX

                                                         Osaka, August 18th 1997

C V C PRODUCTS INC., ROCHESTER
Attn: Mr. Emilio O. Dicataldo, CFO
cc.: Mrs. C. Whitman, President

Re:  Loan Repayment Extension

      We hereby confirm our agreement with the extension of repayment date of the loan installments as indicated below;

                               Installment        Current       Revised
                               -----------        -------       -------
        1) USD   200,000.-    Nov. 13, 1990     For 7 years    To 8 years
        2) USD 1,300,000.-    Nov. 26, 1990     For 7 years    To 8 years

We hope this extension would fulfill your request.


Regards


NIKKO TECNO CO., INC.
SEIYA MIYANISHI
PRESIDENT